UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 18, 2005
PARLEX CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	0-12942	04-2464749

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE PARLEX PLACE, METHUEN, MA	01844

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 685-4341.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
The Merger Agreement
Parlex Corporation (the “Company”), a Massachusetts corporation, announced that it has entered into an Agreement and Plan of Merger, dated as of August 18, 2005 (the “Merger Agreement”), with Johnson Electric Holdings Limited, a corporation organized under the laws of Bermuda (“JE Holdings”), J.E.C. Electronics Sub One, Inc., a Massachusetts corporation that is wholly-owned by one or more wholly-owned subsidiaries of JE Holdings (“Merger Sub One”), and J.E.C. Electronics Sub Two, Inc., a Massachusetts corporation that is wholly-owned by Merger Sub One (“Merger Sub Two”). Pursuant to the Merger Agreement, Merger Sub Two will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $0.10 per share, of the Company (the “Shares”), other than any Shares owned by the Company, JE Holdings, Merger Sub One or Merger Sub Two or any direct or indirect wholly-owned subsidiary of the Company or JE Holdings, or by any stockholders who are entitled to and who properly exercise appraisal rights under Massachusetts law, will be converted into the right to receive $6.75 in cash, without interest, less any required withholding taxes. Each outstanding share of the Company’s Series A Convertible Preferred Stock, par value $1.00 per share, will be converted into the right to receive $80.00 (its liquidation value under the terms of the Preferred Stock) plus any accrued and unpaid dividends, in cash, without interest or additional dividends thereon, less any required withholding taxes. Each outstanding option (whether vested or unvested) will be converted into the right to receive the positive difference (if any) between the exercise price per share of common stock subject to the option and $6.75, without interest, less any required withholding taxes.
The Merger is conditioned, among other things, on the adoption of the Merger Agreement by the stockholders of the Company and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and certain other regulatory approvals. JE Holdings, Merger Sub One, Merger Sub Two and the Company have each agreed to take such actions as are reasonably necessary to obtain such approvals.
The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay JE Holdings a termination fee equal to $2,000,000. In the event the Merger Agreement is terminated for failure to obtain required stockholder approval, the Company may be required to pay JE Holdings’ expenses up to $400,000.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 and incorporated herein by reference.

Section 8 – Other Events
Item 8.01 Other Events
On August 18, 2005, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1.
In connection with the proposed Merger, the Company will be filing a proxy statement for the Company’s stockholders and other documents regarding the proposed transaction with the U.S. Securities and Exchange Commission (“SEC”). Before making any voting or investment decision, the Company’s stockholders and investors are urged to read the proxy statement regarding the Merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The proxy statement and other documents filed by the Company will be available free of charge at the SEC’s website, www.sec.gov. Stockholders and investors in Parlex Corporation will also be able to obtain the proxy statement and other documents free of charge by directing their requests to: Office of Investor Relations, Parlex Corporation, One Parlex Place, Methuen, Massachusetts 01844.
The Company and its directors, executive officers and other members of management may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on October 27, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (c) The following Exhibits are filed as part of this report:
2.1	Agreement and Plan of Merger, dated as of August 18, 2005 among Johnson Electric Holdings Limited, J.E.C. Electronics Sub One, Inc., J.E.C. Electronics Sub Two, Inc., and Parlex Corporation

99.1	Press Release dated August 18, 2005

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLEX CORPORATION (Registrant)

	By:	/s/ Jonathan R. Kosheff

Date: August 18, 2005	Name:	Jonathan R. Kosheff
	Title:	Chief Financial Officer